UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2006
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Sixth Supplemental Indenture
     On May 19, 2006, SESI, L.L.C. (the “SESI”), a wholly-owned subsidiary of Superior Energy Services, Inc. (the “Company”), in connection with its ongoing tender offer and consent solicitation for SESI’s outstanding 8 7/8% Senior Notes due 2011 (the “Old Notes”), entered into a Sixth Supplemental Indenture (the “Supplemental Indenture”), with The Bank of New York Trust Company, N.A., as trustee. The Supplemental Indenture supplements that certain indenture, dated May 2, 2001, as supplemented (the “Old Indenture”), governing the Old Notes.
     The amendments to the Old Indenture contained in the Supplemental Indenture require the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Old Notes. As of 5:00 p.m., New York City time, on May 18, 2006, the Company received consents from the holders of approximately $195.0 million in aggregate principal amount, or approximately 97.6%, of the outstanding Old Notes. The amendments contained in the Supplemental Indenture eliminate substantially all of the restrictive covenants and specific events of default contained in the Old Indenture.
     The Supplemental Indenture became operative on May 22, 2006, the date that the Company accepted the tendered Old Notes for purchase and deposited with the depositary an amount of money sufficient to pay for all such Old Notes.
     A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to such exhibit.
Purchase Agreement
     On May 17, 2006, the Company, SESI and substantially all of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) for the sale by SESI of $300,000,000 aggregate principal amount of 6 7/8% Senior Notes due 2014 (the “New Notes”) to Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Howard Weil Incorporated, Johnson Rice & Company L.L.C., Pritchard Capital Partners, LLC, Raymond James & Associates, Inc. and Simmons & Company International (collectively, the “Initial Purchasers”). Each of the Company and the Subsidiary Guarantors executed a notation of guarantee whereby each such party has agreed to jointly and severally and fully and unconditionally guarantee the New Notes on a senior unsecured basis. The Purchase Agreement contains customary representations and warranties on the part of the Company, SESI and the Subsidiary Guarantors. The closing of the sale of the New Notes pursuant to the Purchase Agreement occurred on May 22, 2006.
     SESI will pay interest on the New Notes semi-annually on June 1 and December 1 of each year, commencing December 1, 2006. The New Notes will mature on June 1, 2014.

     Prior to June 1, 2009, SESI may, at its option, redeem up to 35% of the New Notes with the net cash proceeds of sales of the Company’s equity, at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest, as well as any additional interest thereon. On or after June 1, 2010, SESI may redeem all or part of the New Notes at specified redemption prices. In addition, at any time prior to June 1, 2010, all or part of the New Notes may be redeemed at a price equal to 100% of the principal amount of the New Notes so redeemed plus a premium equal to the greater of 1% of the principal amount of the New Notes so redeemed or the excess of the present value of the redemption price of the New Notes so redeemed on June 1, 2010, plus all required interest payments through June 1, 2010 (computed using a discount rate equal to the applicable treasury rate as of such redemption date plus 50 basis points) over the principal amount of the New Notes so redeemed.
     The sale of the New Notes was made in a private placement, with such notes being offered and sold only to qualified institutional buyers in compliance with Rule 144A under the Securities Act of 1933, and outside the United States in compliance with Regulation S under the Securities Act of 1933. The New Notes are not registered under the Securities Act of 1933 or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under the Securities Act of 1933 and applicable securities laws of any other jurisdiction or an available exemption from these registration requirements.
     A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such exhibit.
New Indenture
     The New Notes were issued pursuant to an indenture, dated May 22, 2006 (the “New Indenture”), by and among the Company, SESI, the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as trustee. The New Indenture contains affirmative and negative covenants that will, among other things, limit the Company’s, SESI’s and the Subsidiary Guarantors’ ability to incur debt, make investments, create liens on assets, sell or dispose of assets or capital stock of subsidiaries, engage in sale and leaseback transactions, and effect a consolidation or merger or sale, transfer, lease, or other disposition of all or substantially all assets.
     The New Indenture also provides for customary events of default, including payment defaults, breaches of covenants, failure to pay judgments and events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the New Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to specified events of bankruptcy, insolvency or reorganization occurs.
     A copy of the New Indenture is attached hereto as Exhibit 4.2 and incorporated herein by reference. The foregoing description of the New Indenture is qualified in its entirety by reference to such exhibit.

Registration Rights Agreement
     In connection with the sale of the New Notes, on May 22, 2006, the Company, SESI and the Subsidiary Guarantors entered into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company, SESI and the Subsidiary Guarantors have agreed to file with the Securities and Exchange Commission within 90 days of the closing under the Purchase Agreement a registration statement to allow the holders of the New Notes to exchange the New Notes and the related guarantees for registered notes and guarantees having substantially identical terms as the New Notes and related guarantees, and evidencing the same indebtedness of SESI as the New Notes. The Company, SESI and the Subsidiary Guarantors are further obligated to use their commercially reasonable efforts to cause the registration statement to become effective under the Securities Act of 1933 within 180 days of the closing under the Purchase Agreement.
     If the Company, SESI and the Subsidiary Guarantors fail to comply with their obligations under the Registration Rights Agreement, SESI may be required to pay additional interest, as calculated in the Registration Rights Agreement, with respect to the New Notes.
     A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit.
Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this report with respect to the purchase and sale of the New Notes and the New Indenture is incorporated herein by reference into this Item 2.03.
Item 7.01.      Regulation FD Disclosure.
     On May 18, 2006, the Company issued the press releases attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.

(c)	Exhibits.

4.1	Sixth Supplemental Indenture, dated as of May 19, 2006, by and among SESI, L.L.C. and The Bank of New York Trust Company, N.A., as trustee.

4.2	Indenture, dated as of May 22, 2006, among Superior Energy Services, Inc., SESI, L.L.C., the guarantors identified therein and The Bank of New York Trust Company, N.A., as trustee.

10.1	Purchase Agreement, dated May 17, 2006, by and among SESI, L.L.C., the guarantors identified therein, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Howard Weil Incorporated, Johnson Rice & Company L.L.C., Pritchard Capital Partners, LLC, Raymond James & Associates, Inc. and Simmons & Company International.

10.2	Registration Rights Agreement, dated May 22, 2006, by and among SESI, L.L.C., the guarantors identified therein, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Howard Weil Incorporated, Johnson Rice & Company L.L.C., Pritchard Capital Partners, LLC, Raymond James & Associates, Inc. and Simmons & Company International.

99.1	Press release by Superior Energy Services, Inc., dated May 18, 2006.

99.2	Press release by Superior Energy Services, Inc., dated May 18, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: May 23, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Sixth Supplemental Indenture, dated as of May 19, 2006, by and among SESI, L.L.C. and The Bank of New York Trust Company, N.A., as trustee.

4.2	Indenture, dated as of May 22, 2006, among Superior Energy Services, Inc., SESI, L.L.C., the guarantors identified therein and The Bank of New York Trust Company, N.A., as trustee.

10.1	Purchase Agreement, dated May 17, 2006, by and among SESI, L.L.C., the guarantors identified therein, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Howard Weil Incorporated, Johnson Rice & Company L.L.C., Pritchard Capital Partners, LLC, Raymond James & Associates, Inc. and Simmons & Company International.

10.2	Registration Rights Agreement, dated May 22, 2006, by and among SESI, L.L.C., the guarantors identified therein, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Howard Weil Incorporated, Johnson Rice & Company L.L.C., Pritchard Capital Partners, LLC, Raymond James & Associates, Inc. and Simmons & Company International.

99.1	Press release by Superior Energy Services, Inc., dated May 18, 2006.

99.2	Press release by Superior Energy Services, Inc., dated May 18, 2006.